Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2019, QUARTERLY DIVIDENDS, AND A SHARE REPURCHASE PROGRAM

FRESNO, CALIFORNIA…January 22, 2020… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $21,443,000, and fully diluted earnings per common share of $1.59 for the year ended December 31, 2019, compared to $21,289,000 and $1.54 per fully diluted common share for the year ended December 31, 2018.
FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $24.7 million or 2.71%, and total assets increased $58.9 million or 3.83% at December 31, 2019 compared to December 31, 2018.

•	Total deposits increased 3.98% to $1.33 billion at December 31, 2019 compared to December 31, 2018.

•	Total cost of deposits remains at low levels at 0.15% and 0.10% for the quarter ended December 31, 2019 and 2018, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 44.20% and 43.06% for the quarters ended December 31, 2019 and 2018, respectively.

•
Capital positions remain strong at December 31, 2019 with a 11.38% Tier 1 Leverage Ratio; a 14.55% Common Equity Tier 1 Ratio; a 14.98% Tier 1 Risk-Based Capital Ratio; and a 15.79% Total Risk-Based Capital Ratio.

•	The Company declared a $0.11 per common share cash dividend, payable on February 21, 2020 to shareholders of record on February 7, 2020.

•
During the quarter ended December 31, 2019, the Company repurchased and retired a total of 259,771 shares of common stock at an average price paid per share of $20.83. During the year ended December 31, 2019, the Company has repurchased and retired a total of 768,754 shares at an average price paid per share of $20.29.

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•	On January 15, 2020, the Company’s board of directors authorized a new one-year $10 million share repurchase program, as the previous repurchase program was fully executed.
“We are pleased with the positive results of our Company, the achievements of our team, and we are grateful for the 40 years of confidence that our loyal clients have placed in us,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.  “Measured growth in loans and deposits, with a focus on shareholder return has led to the positive results for 2019.  Regardless of the external interest rate environment, our historic brand of relationship banking will continue to be a contributor to the success of our clients and the communities we serve”
Net income for the year ended December 31, 2019 increased 0.72%, primarily driven by an increase in net interest income, and an increase in net realized gains on sales and calls of investment securities, partially offset by an increase in non-interest expense, an increase in the provision for credit losses, and an increase in the provision for income taxes, compared to the year ended December 31, 2018. During the year ended December 31, 2019, the Company recorded a $1,025,000 provision for credit losses, compared to a $50,000 provision during the year ended December 31, 2018. Net interest income before the provision for credit losses for the year ended December 31, 2019 was $63,772,000, compared to $62,703,000 for the year ended December 31, 2018, an increase of $1,069,000 or 1.70%. The impact to interest income from the accretion of the loan marks on acquired loans was $989,000 and $1,158,000 for the year ended December 31, 2019 and 2018, respectively. In addition, net interest income before the provision for credit losses for the year ended December 31, 2019 was benefited by approximately $779,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $498,000 in nonrecurring income for the year ended December 31, 2018. Excluding these reversals and benefits, net interest income for the year ended December 31, 2019 increased by $788,000 compared to the year ended December 31, 2018.
During the year ended December 31, 2019, the Company’s shareholders’ equity increased $8,390,000, or 3.82%, compared to December 31, 2018. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).

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Return on average equity (ROE) for the year ended December 31, 2019 was 9.39%, compared to 10.07% for the year ended December 31, 2018. The decrease in ROE was primarily due to the increase in shareholders’ equity compared to the prior year period. The Company declared and paid $0.43 and $0.31 per share in cash dividends to holders of common stock during the year ended December 31, 2019 and 2018, respectively. Annualized return on average assets (ROA) was 1.36% for the year ended December 31, 2019 and 1.35% for the year ended December 31, 2018. During the year ended December 31, 2019, the Company’s total assets increased 3.83%, and total liabilities increased 3.83%, compared to December 31, 2018.
Non-performing assets decreased by $1,047,000, or 38.21%, to $1,693,000 at December 31, 2019, compared to $2,740,000 at December 31, 2018. During the year ended December 31, 2019, the Company recorded $999,000 in net loan charge-offs, compared to $276,000 in net recoveries for the year ended December 31, 2018. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.11% for the year ended December 31, 2019, compared to (0.03)% for the same period in 2018. Total non-performing assets were 0.11% and 0.18% of total assets as of December 31, 2019 and December 31, 2018, respectively.
At December 31, 2019, the allowance for credit losses was $9,130,000, compared to $9,104,000 at December 31, 2018, a net increase of $26,000 reflecting the net charge-offs and provision during the period. The allowance for credit losses as a percentage of total loans was 0.97% and 0.99% as of December 31, 2019 and December 31, 2018, respectively. Total loans includes loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $152,735,000 at December 31, 2019 and $189,719,000 at December 31, 2018. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.15% and 1.25% as of December 31, 2019 and December 31, 2018, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.16% and 1.25%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at December 31, 2019.

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The Company’s net interest margin (fully tax equivalent basis) was 4.51% for the year ended December 31, 2019, compared to 4.44% for the year ended December 31, 2018. The increase in net interest margin in the period-to-period comparison resulted from the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold, the increase in the effective yield on average investment securities, and the increase in the yield on the Company’s loan portfolio.
For the year ended December 31, 2019, the effective yield on average total earning assets increased 15 basis points to 4.69% compared to 4.54% for the year ended December 31, 2018, while the cost of average total interest-bearing liabilities increased to 0.34% for the year ended December 31, 2019 as compared to 0.19% for the year ended December 31, 2018. Over the same periods, the cost of average total deposits increased to 0.15% for the year ended December 31, 2019 compared to 0.09% for the same period in 2018.
For the year ended December 31, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $494,455,000, a decrease of $32,151,000, or 6.11%, compared to the year ended December 31, 2018. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased to 3.08% for the year ended December 31, 2019, compared to 2.88% for the year ended December 31, 2018.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $18,755,000, from $912,128,000 for the year ended December 31, 2018 to $930,883,000 for the year ended December 31, 2019. The effective yield on average loans increased to 5.54% for the year ended December 31, 2019, compared to 5.50% for the year ended December 31, 2018.
Total average assets for the year ended December 31, 2019 was $1,574,089,000 compared to $1,577,410,000 for the year ended December 31, 2018, a decrease of $3,321,000 or 0.21%. During the year ended December 31, 2019 and 2018, the loan-to-deposit ratio was 70.76% and 71.64%, respectively. Total average deposits decreased $37,974,000 or 2.85% to $1,295,780,000 for the year ended December 31, 2019, compared to $1,333,754,000 for the year ended December 31, 2018. Average interest-bearing deposits decreased $42,017,000, or 5.38%, and average non-interest bearing demand deposits increased $4,043,000, or 0.73%, for the year ended December 31, 2019, compared to the year ended December 31, 2018. The Company’s ratio of average

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non-interest bearing deposits to total deposits was 43.01% for the year ended December 31, 2019, compared to 41.48% for the year ended December 31, 2018.
Non-interest income for the year ended December 31, 2019 increased by $2,981,000 to $13,305,000, compared to $10,324,000 for the year ended December 31, 2018, primarily driven by an increase of $3,885,000 in net realized gains on sales and calls of investment securities, and an increase in loan placement fees of $270,000, partially offset by decrease in gain on sale of credit card portfolio of $462,000, a decrease in service charge income of $230,000, and a decrease of $364,000 in other income.
Non-interest expense for the year ended December 31, 2019 increased $1,032,000, or 2.29%, to $46,100,000 compared to $45,068,000 for the year ended December 31, 2018. The net increase year over year resulted from increases in information technology of $1,498,000, salaries and employee benefits of $433,000, amortization of core deposit intangible of $240,000, directors’ expenses of $245,000, and telephone expenses of $125,000, offset by decreases in occupancy and equipment expenses of $533,000, regulatory assessments of $368,000, acquisition and integration expenses of $217,000, professional services of $170,000, and operating losses of $350,000 in 2019 compared to 2018. The increase in the information technology expenses was a result of the Company outsourcing its network maintenance and IT support during the fourth quarter of 2018. The increase in the salaries and employee benefits as well as the directors’ expenses was primarily related to the change in the interest and discount rate used to calculate the liability for salary continuation, deferred compensation and split dollar plans which amounted to $1,720,000. There was a decrease in salaries and benefits excluding the salary continuation interest of $1,044,000. The decrease in regulatory assessments was the result of the Company receiving a portion of its small-bank assessment credit. The FDIC automatically applies small-bank assessment credits to offset regular deposit insurance assessments for assessment periods where the Deposit Insurance Fund (DIF) reserve ratio is at or above 1.38 percent.
The Company recorded an income tax provision of $8,509,000 for the year ended December 31, 2019, compared to $6,620,000 for the year ended December 31, 2018. The effective tax rate for the year ended December 31, 2019 was 28.41% compared to 23.72% for the year ended December 31, 2018. The increase in the effective rate was a result of a decrease in tax-exempt interest.

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Quarter Ended December 31, 2019
For the quarter ended December 31, 2019, the Company reported unaudited consolidated net income of $4,448,000 and earnings per diluted common share of $0.34, compared to consolidated net income of $5,281,000 and $0.38 per diluted share for the same period in 2018. The decrease in net income during the fourth quarter of 2019 compared to the same period in 2018 was primarily due to an increase in provision for credit losses of $500,000, a decrease in net interest income of $186,000, a decrease in non-interest income of $395,000, and an increase in the provision for income taxes of $32,000, partially offset by a decrease in total non-interest expenses of $280,000. The effective tax rate increased to 27.86% from 24.20% for the quarters ended December 31, 2019 and December 31, 2018, respectively. Net income for the immediately trailing quarter ended September 30, 2019 was $5,691,000, or $0.42 per diluted common share.
Annualized return on average equity (ROE) for the fourth quarter of 2019 was 7.71%, compared to 9.82% for the same period of 2018. The decrease in ROE reflects a decrease in net income, coupled with an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.12% for the fourth quarter of 2019 compared to 1.37% for the same period in 2018. This decrease is due to a decrease in net income and an increase in average assets.
In comparing the fourth quarter of 2019 to the fourth quarter of 2018, average total loans increased by $16,327,000, or 1.79%. During the fourth quarter of 2019, the Company recorded net loan charge-offs of $865,000 compared to $79,000 net loan recoveries for the same period in 2018. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.37% for the quarter ended December 31, 2019 compared to (0.03)% for the quarter ended December 31, 2018.
Average total deposits for the fourth quarter of 2019 increased $15,532,000 or 1.19% to $1,315,328,000 compared to $1,299,796,000 for the same period of 2018. In comparing the fourth quarter of 2019 to the fourth quarter of 2018, average borrowed funds decreased $697,000 or 11.28% to $5,482,000 compared to $6,179,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.40% for the quarter ended December 31, 2019, compared to 4.55% for the quarter ended December 31, 2018. Net interest income, before provision for credit losses, decreased $186,000, or 1.16%, to $15,787,000 for the fourth quarter of 2019, compared to $15,973,000 for the same period in 2018. The accretion of the loan marks on acquired loans

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increased interest income by $239,000 and $252,000 during the quarters ended December 31, 2019 and 2018, respectively. Net interest income during the fourth quarters of 2019 and 2018 benefited by approximately $186,000 and $142,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-bearing liabilities, as well as the decrease in the yield on the average investment securities and decrease in the yield on the loan portfolio. Over the same periods, the cost of total deposits increased to 0.15% from 0.10%.
For the quarter ended December 31, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $5,340,000, or 1.08%, compared to the quarter ended December 31, 2018, and increased by $13,217,000, or 2.72%, compared to the quarter ended September 30, 2019.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.93% for the quarter ended December 31, 2019, compared to 3.07% for the quarter ended December 31, 2018 and 3.07% for the quarter ended September 30, 2019. Total average loans, which generally yield higher rates than investment securities, increased by $16,327,000 to $929,243,000 for the quarter ended December 31, 2019, from $912,916,000 for the quarter ended December 31, 2018 and decreased by $19,430,000 from $948,673,000 for the quarter ended September 30, 2019. The effective yield on average loans was 5.44% for the quarter ended December 31, 2019, compared to 5.54% and 5.55% for the quarters ended December 31, 2018 and September 30, 2019, respectively.
Total average assets for the quarter ended December 31, 2019 were $1,582,529,000 compared to $1,541,936,000 for the quarter ended December 31, 2018 and $1,588,367,000 for the quarter ended September 30, 2019, an increase of $40,593,000 or 2.63% and a decrease of $5,838,000 or 0.37%, respectively.
Total average deposits increased $15,532,000, or 1.19%, to $1,315,328,000 for the quarter ended December 31, 2019, compared to $1,299,796,000 for the quarter ended December 31, 2018. Total average deposits increased $12,065,000, or 0.93%, for the quarter ended December 31, 2019, compared to $1,303,263,000 for the quarter ended September 30, 2019. The Company’s ratio of average non-interest bearing deposits to total deposits was 44.20% for the quarter ended December 31, 2019, compared to 43.06% and 43.24% for the quarters ended December 31, 2018 and September 30, 2019, respectively.

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Non-interest income decreased $395,000, or 16.43%, to $2,009,000 for the fourth quarter of 2019 compared to $2,404,000 for the same period in 2018. For the quarter ended December 31, 2019, non-interest income included $3,000 net realized gains on sales and calls of investment securities compared to net realized gains of $37,000 for the same period in 2018, a $34,000 decrease. During the fourth quarter of 2019 loan placement fees increased $169,000, offset by a decrease in other income of $319,000, and a decrease in service charge income of $85,000, compared to the same period in 2018. Non-interest income for the quarter ended December 31, 2019 decreased by $1,713,000 to $2,009,000, compared to $3,722,000 for the quarter ended September 30, 2019. The decrease compared to the trailing quarter was primarily a result of a $1,682,000 decrease in net realized gains on sales and calls of investment securities and a $51,000 decrease in other income, offset by a $9,000 increase in service charges.
Non-interest expense for the quarter ended December 31, 2019 decreased $280,000, or 2.45%, to $11,130,000 compared to $11,410,000 for the quarter ended December 31, 2018. The net decrease quarter over quarter was a result of a decrease in operating losses of $239,000, a decrease in occupancy and equipment expenses of $178,000, a decrease of $109,000 in regulatory assessments, a decrease in salaries and employee benefits of $64,000, a decrease in professional services of $37,000, partially offset by an increase of $123,000 in information technology expenses, an increase of $103,000 in ATM/debit card expenses, an increase of $74,000 in directors’ expenses, and an increase of $18,000 in Internet banking expenses. The net decrease in salaries and employee benefits was representative of a decrease in the amount of $502,000 in salaries and benefits offset by an increase of $438,000 in the interest on salary continuation plans.
Non-interest expense for the quarter ended December 31, 2019 decreased by $404,000 compared to $11,534,000 for the trailing quarter ended September 30, 2019. The decrease compared to the trailing quarter was primarily due to a decrease in salaries and employee benefits of $210,000, a decrease in occupancy and equipment expense of $126,000, and a non-recurring $121,000 decrease in telephone expenses, partially offset by an increase in regulatory assessments of $103,000, and a $11,000 increase in other non-interest expenses. The decrease in salaries and employee benefits of $210,000 was the result of decreased salaries, benefits, and interest on deferred compensation plans as a result of the change in the discount rate used to calculate the liability.

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The Company recorded an income tax provision of $1,718,000 for the quarter ended December 31, 2019, compared to $1,686,000 for the quarter ended December 31, 2018, and $2,452,000 for the trailing quarter ended September 30, 2019. The effective tax rate for the quarter ended December 31, 2019 was 27.86% compared to 24.20% for the same period in 2018. The increase in the effective tax rate was the result of a decrease in tax exempt interest.
Quarterly Dividend Announcement
On January 22, 2020, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.11 per share on the Company’s common stock. The dividend is payable on February 21, 2020 to shareholders of record as of February 7, 2020.
Stock Repurchase Program
On January 15, 2020,  the Board of Directors of the Company approved the adoption of a program to effect repurchases of the Company’s common stock. Under the program, the Company may repurchase up to $10 million of the Company’s outstanding shares of common stock, which represents approximately 4% of the Company’s outstanding shares of common stock, or approximately 487,805 shares based on the closing stock price of the Company’s common stock on January 15, 2020 of $20.50. The share repurchase program began on January 16, 2020 and will end on January 15, 2021. The shares will be repurchased in open market transactions through brokers, subject to availability.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.

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More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions at the international, national or local level on the Company’s results of operations; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the quality of the Company’s earning assets; (7) changes in the regulatory environment; (8) fluctuations in the real estate market; (9) changes in business conditions and inflation; (10) changes in securities markets; and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2019	2019	2018

ASSETS
Cash and due from banks	$24,195	$38,344	$24,954
Interest-earning deposits in other banks	28,379	4,693	6,773
Total cash and cash equivalents	52,574	43,037	31,727
Available-for-sale investment securities	470,746	469,927	463,905
Equity securities	7,472	7,507	7,254
Loans, less allowance for credit losses of $9,130, $9,495, and $9,104 at December 31, 2019, September 30, 2019, and December 31, 2018, respectively	934,250	933,008	909,591
Bank premises and equipment, net	7,618	7,804	8,484
Bank owned life insurance	30,230	30,047	28,502
Federal Home Loan Bank stock	6,062	6,062	6,843
Goodwill	53,777	53,777	53,777
Core deposit intangibles	1,878	2,051	2,572
Accrued interest receivable and other assets	32,148	30,907	25,181
Total assets	$1,596,755	$1,584,127	$1,537,836

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$594,627	$572,736	$550,657
Interest bearing	738,658	737,010	731,641
Total deposits	1,333,285	1,309,746	1,282,298
Short-term borrowings	—	5,000	10,000
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	30,187	31,044	20,645
Total liabilities	1,368,627	1,350,945	1,318,098
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,052,407, 13,301,395, and 13,754,965, at December 31, 2019, September 30, 2019, and December 31, 2018, respectively	89,379	94,516	103,851
Retained earnings	135,932	132,935	120,294
Accumulated other comprehensive income (loss), net of tax	2,817	5,731	(4,407)
Total shareholders’ equity	228,128	233,182	219,738
Total liabilities and shareholders’ equity	$1,596,755	$1,584,127	$1,537,836

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except share and per share amounts)	2019	2019	2018	2019	2018
INTEREST INCOME:
Interest and fees on loans	$12,717	$13,238	$12,720	$51,464	$49,936
Interest on deposits in other banks	90	74	147	375	459
Interest and dividends on investment securities:
Taxable	3,378	3,462	2,977	13,197	10,254
Exempt from Federal income taxes	151	153	530	1,295	3,538
Total interest income	16,336	16,927	16,374	66,331	64,187
INTEREST EXPENSE:
Interest on deposits	500	566	343	1,928	1,153
Interest on junior subordinated deferrable interest debentures	47	51	52	210	199
Other	2	105	6	421	132
Total interest expense	549	722	401	2,559	1,484
Net interest income before provision for credit losses	15,787	16,205	15,973	63,772	62,703
PROVISION FOR CREDIT LOSSES	500	250	—	1,025	50
Net interest income after provision for credit losses	15,287	15,955	15,973	62,747	62,653
NON-INTEREST INCOME:
Service charges	681	672	766	2,756	2,986
Net realized gains on sale of credit card portfolio	—	—	—	—	462
Appreciation in cash surrender value of bank owned life insurance	183	184	173	728	695
Interchange fees	345	374	356	1,446	1,462
Loan placement fees	331	288	162	978	708
Net realized gains on sales and calls of investment securities	3	1,685	37	5,199	1,314
Federal Home Loan Bank dividends	107	109	232	455	590
Other income	359	410	678	1,743	2,107
Total non-interest income	2,009	3,722	2,404	13,305	10,324
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,521	6,731	6,585	26,654	26,221
Occupancy and equipment	1,191	1,317	1,369	5,439	5,972
Acquisition and integration expenses	—	—	—	—	217
Professional services	294	404	331	1,305	1,475
Data processing expense	371	390	407	1,557	1,666
Directors’ expenses	158	184	84	710	465
ATM/Debit card expenses	273	270	170	920	739
Information technology	615	614	492	2,611	1,113
Regulatory assessments	34	(69)	143	251	619
Advertising	166	190	189	756	758
Internet banking expenses	208	215	190	816	732
Amortization of core deposit intangibles	174	174	174	695	455
Other expense	1,125	1,114	1,276	4,386	4,636
Total non-interest expenses	11,130	11,534	11,410	46,100	45,068
Income before provision for income taxes	6,166	8,143	6,967	29,952	27,909
PROVISION FOR INCOME TAXES	1,718	2,452	1,686	8,509	6,620
Net income	$4,448	$5,691	$5,281	$21,443	$21,289

Net income per common share:
Basic earnings per common share	$0.34	$0.43	$0.38	$1.60	$1.55

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Weighted average common shares used in basic computation	13,118,403	13,360,030	13,721,087	13,415,118	13,699,823
Diluted earnings per common share	$0.34	$0.42	$0.38	$1.59	$1.54
Weighted average common shares used in diluted computation	13,210,558	13,450,187	13,834,662	13,513,607	13,825,008
Cash dividends per common share	$0.11	$0.11	$0.09	$0.43	$0.31

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31,
For the three months ended	2019	2019	2019	2019	2018
(In thousands, except share and per share amounts)
Net interest income	$15,787	$16,205	$15,946	$15,835	$15,973
Provision for (reversal of) credit losses	500	250	300	(25)	—
Net interest income after provision for credit losses	15,287	15,955	15,646	15,860	15,973
Total non-interest income	2,009	3,722	4,598	2,976	2,404
Total non-interest expense	11,130	11,534	11,772	11,667	11,410
Provision for income taxes	1,718	2,452	2,385	1,953	1,686
Net income	$4,448	$5,691	$6,087	$5,216	$5,281
Basic earnings per common share	$0.34	$0.43	$0.45	$0.38	$0.38
Weighted average common shares used in basic computation	13,118,403	13,360,030	13,533,724	13,646,489	13,721,087
Diluted earnings per common share	$0.34	$0.42	$0.45	$0.38	$0.38
Weighted average common shares used in diluted computation	13,210,558	13,450,187	13,635,834	13,755,615	13,834,662

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2019	2019	2019	2019	2018
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.97%	1.01%	0.98%	0.99%	0.99%
Non-performing assets to total assets	0.11%	0.14%	0.15%	0.10%	0.18%
Total non-performing assets	$1,693	$2,157	$2,442	$1,548	$2,740
Total nonaccrual loans	$1,693	$2,157	$2,442	$1,548	$2,740
Net loan charge-offs (recoveries)	$865	$160	$13	$(39)	$(79)
Net charge-offs (recoveries) to average loans (annualized)	0.37%	0.07%	0.01%	(0.02)%	(0.03)%
Book value per share	$17.48	$17.53	$17.18	$16.63	$15.98
Tangible book value per share	$13.21	$13.33	$13.02	$12.52	$11.87
Tangible common equity	$172,473	$177,354	$175,678	$171,279	$163,389
Cost of total deposits	0.15%	0.17%	0.15%	0.12%	0.10%
Interest and dividends on investment securities exempt from Federal income taxes	$151	$153	$429	$562	$530
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.40%	4.50%	4.50%	4.63%	4.55%
Return on average assets (2)	1.12%	1.43%	1.54%	1.35%	1.37%
Return on average equity (2)	7.71%	9.77%	10.68%	9.42%	9.82%
Loan to deposit ratio	70.76%	71.96%	74.20%	71.32%	71.64%
Efficiency ratio	61.42%	62.07%	63.64%	63.92%	60.80%
Tier 1 leverage - Bancorp	11.38%	11.47%	11.43%	11.69%	11.48%
Tier 1 leverage - Bank	11.27%	11.36%	11.36%	11.64%	11.32%
Common equity tier 1 - Bancorp	14.55%	14.84%	14.72%	15.13%	15.13%
Common equity tier 1 - Bank	14.85%	15.13%	15.08%	15.50%	15.38%
Tier 1 risk-based capital - Bancorp	14.98%	15.28%	15.16%	15.58%	15.59%
Tier 1 risk-based capital - Bank	14.85%	15.13%	15.08%	15.50%	15.38%
Total risk-based capital - Bancorp	15.79%	16.13%	16.00%	16.41%	16.44%
Total risk based capital - Bank	15.66%	15.98%	15.91%	16.34%	16.23%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 15

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Years Ended
AVERAGE AMOUNTS	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Interest-bearing deposits in other banks	21,636	14,025	25,719	17,893	24,095
Investments	477,833	472,227	468,410	476,562	502,511
Loans (1)	927,636	946,136	910,330	928,560	908,419
Earning assets	1,427,105	1,432,388	1,404,459	1,423,015	1,435,025
Allowance for credit losses	(9,563)	(9,423)	(9,074)	(9,337)	(8,924)
Nonaccrual loans	1,607	2,537	2,586	2,323	3,709
Other non-earning assets	163,380	162,865	143,965	158,088	147,600
Total assets	$1,582,529	$1,588,367	$1,541,936	$1,574,089	$1,577,410

Interest bearing deposits	$733,926	$739,765	$740,143	$738,432	$780,449
Other borrowings	5,482	22,568	6,179	21,943	12,180
Total interest-bearing liabilities	739,408	762,333	746,322	760,375	792,629
Non-interest bearing demand deposits	581,402	563,498	559,653	557,348	553,305
Non-interest bearing liabilities	30,990	29,459	20,859	28,014	20,152
Total liabilities	1,351,800	1,355,290	1,326,834	1,345,737	1,366,086
Total equity	230,729	233,077	215,102	228,352	211,324
Total liabilities and equity	$1,582,529	$1,588,367	$1,541,936	$1,574,089	$1,577,410

AVERAGE RATES
Interest-earning deposits in other banks	1.66%	2.11%	2.29%	2.10%	1.91%
Investments	2.99%	3.10%	3.12%	3.11%	2.93%
Loans (3)	5.44%	5.55%	5.54%	5.54%	5.50%
Earning assets	4.55%	4.70%	4.67%	4.69%	4.54%
Interest-bearing deposits	0.27%	0.30%	0.18%	0.26%	0.15%
Other borrowings	3.58%	2.76%	3.82%	2.88%	2.72%
Total interest-bearing liabilities	0.29%	0.38%	0.21%	0.34%	0.19%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.40%	4.50%	4.55%	4.51%	4.44%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $40, $41, and $141, for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $344 and $940 for the year ended December 31, 2019 and 2018, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018 of $108, $72, and $(8), respectively. Loan yield includes loan fees (costs) for the year ended December 31, 2019 and 2018 of $164 and $397, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322